Exhibit 10.4

FORBEARANCE AGREEMENT AND AMENDMENT TO DEBENTURES

This FORBEARANCE AGREEMENT AND AMENDMENT TO DEBENTURES (this “Agreement”) is entered into as of October 29, 2026 (the “Signing Date”), by and among LIVEONE, INC., a Delaware corporation (the “Company”), each of the undersigned Subsidiaries of the Company party to the Subsidiary Guarantee (each, a “Guarantor” and, together with the Company, the “Loan Parties” and each a “Loan Party”), JGB PARTNERS, LP, JGB CAPITAL, LP, JGB CAPITAL OFFSHORE LTD., JGB ORPINGTON, LLC and CHICAGO ATLANTIC ADAMS, LLC (collectively, the “Holders” and each a “Holder”), and JGB COLLATERAL LLC, as collateral agent for the Holders (in such capacity, the “Agent” and, together with the Holders, the “Lender Parties”).

RECITALS

(A)	The Company and the Holders are parties to the Securities Purchase Agreement, dated as of May 19, 2025 (as amended, including by the Consent dated as of August 5, 2025, the “Purchase Agreement”), pursuant to which the Company issued to the Holders its 11.75% Original Issue Discount Senior Secured Convertible Debentures due May 19, 2028, each with an Original Issue Date of May 19, 2025 (each, a “Debenture” and collectively, the “Debentures”).

(B)	The obligations of the Company under the Debentures and the other Transaction Documents are guaranteed by the Guarantors pursuant to the Subsidiary Guarantee, dated as of May 19, 2025 (the “Subsidiary Guarantee”), and secured by the Collateral pursuant to the Security Agreement, dated as of May 19, 2025 (the “Security Agreement”), by and among the Company, the Guarantors, the Holders and the Agent, the Account Control Agreements and the other Security Documents, including the Uncertificated Securities Control Agreement among the Company, the Agent and VStock Transfer, LLC (“VStock”), as transfer agent for PodcastOne, Inc. (“PODC”) (the “PODC Control Agreement”).

(C)	Section 6(b) of each Debenture requires the Company, at all times while the Debentures remain outstanding, to maintain on deposit in one account of a US incorporated bank, subject to an Account Control Agreement, unencumbered cash in an amount equal to the lesser of (x) $7,500,000 and (y) the aggregate outstanding principal amount of all Debentures multiplied by 1.5 (the “Cash Minimum”).

(D)	The Loan Parties have requested that the Lender Parties forbear from exercising their rights and remedies that may be available to the Lender Parties under the Security Agreement and the other Transaction Documents (as defined in the Purchase Agreement) as of the date of this Agreement, and agree to certain amendments of the Debentures, and the Lender Parties are willing to do so solely on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions

1.1	Capitalized terms used but not defined herein have the meanings given to them in the Debentures or, if not defined therein, the Purchase Agreement. As used herein:

(i)	“Cash Target” means $7,500,000.

(ii)	“Forbearance Period” means the period beginning on the Effective Date and ending on the earliest of (i) the date on which a Forbearance Termination Event occurs and (ii) payment in full of the Obligations.

(iii)	“Obligations” means all principal, interest, Prepayment Premium, Prepayment Amounts, liquidated damages, fees (including the Exit Fee and the Forbearance Fee), costs, expenses and other amounts owing by any Loan Party under the Debentures, this Agreement and the other Transaction Documents.

(iv)	“Releasees” means each Lender Party and each of its predecessors, successors, assigns, parents, subsidiaries, affiliates, funds and managed accounts, and each of their respective officers, directors, managers, members, partners, employees, attorneys, advisors and agents.

Section 2. Acknowledgments of the Loan Parties

2.1	Obligations. Each Loan Party acknowledges, reaffirms and ratifies that, as of October 22, 2026, the aggregate Obligations in respect of the Debentures were not less than $15,130,182.95 (prior to the application of the Transferred Funds), consisting of outstanding principal, the applicable Prepayment Premium, accrued and unpaid interest, liquidated damages and other amounts, plus interest continuing to accrue thereon and fees, costs and expenses (including attorneys’ fees) chargeable under the Transaction Documents, all of which are justly owed without setoff, defense or counterclaim. Transferred Funds means an aggregate of $5,246,811.22 that was transferred from certain deposit accounts of the Loan Parties to the Agent prior to the Signing Date per the Agent’s transfer instructions (the “Transfer Instructions”) and credited towards repayment of the then outstanding Obligations.

2.2	Transferred Funds. Each Loan Party acknowledges that the Transfer Instructions were delivered, and the Transferred Funds were transferred, in accordance with the Account Control Agreements and the Security Agreement, and that the Agent is entitled to retain the Transferred Funds pursuant to Section 4.4.

Section 3. Ratification; Waiver of Defenses

3.1	Ratification. Each Loan Party ratifies, reaffirms and confirms each Transaction Document to which it is a party and agrees that each such Transaction Document, as modified hereby, is and remains in full force and effect and is the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

3.2	Liens. Each Loan Party ratifies and reaffirms each Lien granted by it to the Agent under the Security Documents and acknowledges that such Liens are valid, enforceable, perfected first-priority Liens on the Collateral (subject only to Permitted Liens) securing all of the Obligations, including the Obligations arising under this Agreement.

3.3	Guarantee. Each Guarantor acknowledges this Agreement and agrees that its obligations under the Subsidiary Guarantee are not released, diminished, impaired or otherwise adversely affected hereby and continue to guarantee the full payment and performance of all Obligations.

3.4	No Defenses. Each Loan Party represents, warrants and agrees that it has no defenses, counterclaims, offsets, rights of recoupment or other claims of any kind or nature against any Releasee with respect to the Obligations, the Transaction Documents, the Transfer Instructions and, to the extent any such defense, counterclaim, offset, recoupment or claim exists, it is hereby irrevocably and unconditionally waived.

Section 4. Forbearance

4.1	Forbearance. Subject to the satisfaction of the conditions in Section 7 and the terms of this Agreement, during the Forbearance Period the Lender Parties shall forbear from exercising their rights and remedies under the Transaction Documents and applicable law solely in respect of any Event of Default that may have occurred and/or continued under Section 7(a)(iii) of each Debenture prior to the Signing Date. This forbearance is limited to such Events of Defaults and does not apply to any other Event of Default, whether now existing or hereafter arising.

4.2	Lender Parties Further Actions. Effective as of the Effective Date, the Holders shall provide such written instructions or communications (email shall suffice) to the Company, on behalf of the Loan Parties, as the Company shall reasonably request to evidence the agreements under this Agreement, provided that such instructions shall not affect any subsequent Event of Default or impair any right consequent thereon.

4.3	Account Instructions. Within one (1) Business Day after the Effective Date, the Agent shall deliver to such banks with which any Guarantor maintains a bank account a written notice, substantially in the form of Exhibit A. The Account Control Agreements shall remain in full force and effect, and the Agent may deliver such notice or instructions at any time as it deems available under the Transaction Documents after the occurrence of a Forbearance Termination Event.

4.4	Retention of Transferred Funds. Notwithstanding Section 4.3, the Agent shall retain all Transferred Funds. The Transferred Funds, together with the Top-Up Payment described in Section 5.3, shall be applied to the Obligations in such order as the Agent determines, including to the reimbursement of the Agent’s expenses in connection with the administration of the Obligations.

4.5	VStock Instruction. Within one (1) Business Day after the Effective Date, the Agent shall deliver to VStock a written notice, substantially in the form of Exhibit B. The PODC Control Agreement and the Agent’s Lien on any shares of PODC common stock pledged by the Company pursuant to the Transaction Documents (the “Pledged PODC Shares”) shall remain in full force and effect, and the Agent may issue such instructions to VStock at any time as Agent deems available under the Transaction Documents after the occurrence of a Forbearance Termination Event.

4.6	Default Interest. During the Forbearance Period, interest on the Debentures shall continue to accrue at the non-default Applicable Interest Rate (11.75% per annum) and be payable in cash monthly in accordance with Section 2(a) of the Debentures.

Section 5. Forbearance Consideration; Required Payments

5.1	Forbearance Fee Shares. As a fee for the Lender Parties’ agreements herein, which fee is fully earned on the Signing Date and non-refundable, the Company shall on the Effective Date cause PODC to issue to the Holders (pro rata in accordance with their Pro Rata Shares, or as the Agent otherwise directs) an aggregate of 275,000 shares of PODC Common Stock (the “Fee Shares” and such fee, the “Forbearance Fee”), The Holders agree to the imprinting, so long as is required by applicable laws or regulations of the Commission, of a standard and customary Securities Act (as defined below) legend on any of the Fee Shares. In addition, the Company shall cause PODC to file with the Commission within thirty (30) days of the Effective Date (the “Filing Deadline”) and have declared effective within sixty (60) days of the Effective Date (or ninety (90) days in the event that the Registration Statement is subject to a review by the Commission) (the “Effectiveness Deadline”) a resale registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in customary form, covering the resale of such Fee Shares by applicable Holder on a delayed or continuous basis under Rule 415 promulgated under the Securities Act and naming the applicable Holder as a selling security holder thereunder (the “Registration Statement”), and the Registration Statement is reasonably acceptable to the Agent; provided that the Agent shall promptly respond to any such PODC request to review the Registration Statement; provided, however, that if any such deadline falls on a Saturday, Sunday or any other day that the Commission is closed for business, such deadline shall be extended to the next Business Day on which the Commission is open for business. In connection with the preparation of the Registration Statement, each Holder shall provide to the Company and/or PODC such information as the Company and/or PODC shall reasonably request. If the Registration Statement is not filed with the Commission on or prior to the Filing Deadline or the Registration Statement is not declared effective by the Commission on or before the Effectiveness Deadline (other than as a result of the Commission not operating in the ordinary course of business for any reason), the Company will make a one-time payment to the Holders, as liquidated damages and not as a penalty (pro rata in accordance with their Pro Rata Shares, or as the Agent otherwise directs), in an aggregate amount equal to two percent (2%) of the aggregate then outstanding principal amount of the Debentures for each 30-day period (or pro rated portion thereof) that such Registration Statement is not so filed or declared effective, as applicable, subject to a maximum of four percent (4%). Such payments shall be made to the Holders in cash no later than fifteen (15) Business Days after the Filing Deadline, the Effectiveness Deadline or 30-day anniversary thereof, as applicable.

At the time any Holder was offered the Fee Shares, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. Each Holder understands that the Fee Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and represents and warrants that it is acquiring the Fee Shares as principal for its own account and not with a view to or for distributing or reselling such Fee Shares or any part thereof in violation of the Securities Act or any applicable state securities law; provided, this representation and warranty shall not be deemed to limit such Holder’s right to sell the Fee Shares in compliance with applicable federal and state securities laws. Each Holder is not purchasing the Fee Shares as a result of any advertisement, article, notice or other communication regarding the Fee Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

5.2	Initial Payment. On or before the date that is thirty (30) days after the Signing Date (i.e., November 30, 2026), the Company shall pay to the Agent, for the account of the Holders, $1,000,000 in cash by wire transfer of immediately available funds (the “Initial Payment”), which shall be applied to the Obligations in such order as the Agent determines; provided, however, that if any such deadline falls on a Saturday, Sunday or any other day that is not a Business Day, such deadline shall be extended to the next Business Day.

5.3	Cash Additional Payment. On or before the date that is sixty (60) days after the Signing Date (i.e., December 29, 2027), the Company shall pay to the Agent, for the account of the Holders, $1,250,000 in cash by wire transfer of immediately available funds (the “Additional Payment”); provided, however, that if any such deadline falls on a Saturday, Sunday or any other day that is not a Business Day, such deadline shall be extended to the next Business Day. The Additional Payment shall be applied to the Obligations in such order as the Agent determines.

5.4	Payments Generally. All payments hereunder shall be made without setoff, deduction or counterclaim, and are in addition to (and not in lieu of) scheduled interest and other payments under the Debentures, except as expressly modified by Section 6.

Section 6. Amendments to Debentures

Effective as of the Effective Date, and pursuant to Section 8(e) of each Debenture, each Debenture is amended as follows:

6.1	Cash Minimum. Effective upon the Agent’s receipt of the Initial Payment and/or Additional Payment plus amount of the Transferred Funds in an aggregate amount not less than the Cash Target (the “Cash Collateral Satisfaction Date”), (i) Section 6(b) of each Debenture is deleted in its entirety and replaced with “b) [Reserved]” and (ii) “Cash Minimum” shall mean $0 for purposes of Section 6(c) of each Debenture.

6.2	Monthly Redemption Schedule. Notwithstanding Section 4(a) of each Debenture:

(i)	the Holder Redemption Right for the calendar month of October 2026 is waived, and the portion of the Monthly Allowance for October 2026 that has not been redeemed shall remain outstanding as principal and be payable on the Maturity Date (or earlier in accordance with the Debentures);

(ii)	the Holder Redemption Amount for the calendar month of November 2026 (equal to the Monthly Allowance for such month) shall be deferred and shall be due and payable on December 15, 2026, without further notice from any Holder; and

(iii)	commencing with the calendar month of December 2026, the Holder Redemption Right shall resume in accordance with Section 4(a) of each Debenture, with the Holder Redemption Amount for each calendar month due and payable no later than the last Trading Day of such month (i.e., December 31, 2026, January 29, 2027 and so on).

6.3	Exit Fee. A new Section 2(h) is added to each Debenture as follows: “h) Exit Fee. Upon the earlier of the Maturity Date or the consummation of any PODC Sale (whether before or after the payment in full of the Debentures), the Company shall pay to the Holders (based on their Pro Rata Shares as of the Signing Date), in cash, a fee (the “Exit Fee”) equal to the greater of (x) $1,000,000 and (y) 1.5% of the amount, if any, by which the PODC Sale Proceeds exceed $50,000,000. “PODC Sale” means (a) any sale, transfer or other Disposition, directly or indirectly, of all or any portion of the Equity Interests of PODC held by the Company or any Subsidiary in connection with a Change of Control Transaction of PODC, (b) any merger, consolidation or other transaction resulting in a Change of Control Transaction or Specified Carve-Out with respect to PODC, or (c) any Disposition of all or a material portion of the assets of PODC. “PODC Sale Proceeds” means the aggregate gross consideration (including cash, securities, assumed indebtedness and deferred or contingent consideration, valued at fair market value) received or receivable by the Company, PODC and their Subsidiaries, without duplication, in connection with a PODC Sale (excluding any financing or other non-sale consideration). If no PODC Sale has been consummated by the Maturity Date, then the Company shall pay $1,000,000 to the Holders (based on their Pro Rata Shares as of the Signing Date).”

6.4	Mandatory Prepayment Timing. The first two sentences of Section 2(f)(iv) of each Debenture are deleted in their entirety and replaced with the following: “iv. The Company shall deliver to the Holder written notice of any Mandatory Prepayment (such written notice, a “Mandatory Prepayment Notice”) promptly, and in any event not later than the date on which the Company or any Subsidiary publicly announces that it has entered into a definitive agreement for, or publicly announces, the transaction requiring such Mandatory Prepayment, and the date of consummation of such transaction shall be the “Mandatory Prepayment Date”. The amount payable for such Mandatory Prepayment set forth above (the “Mandatory Prepayment Amount”) shall be due and payable in full in cash prior to, or simultaneously with, the consummation of the Permitted Disposition, Change of Control Transaction or Specified Carve-Out Transaction requiring such Mandatory Prepayment, and no such transaction shall be consummated unless the Mandatory Prepayment Amount is paid in full concurrently therewith.” For the avoidance of doubt, the 40 Trading Day prior notice period formerly set forth in Section 2(f)(iv) is eliminated, and the remaining provisions of Section 2(f)(iv) (including the Holder’s conversion rights through payment in full, the Form 8-K requirement and default interest on unpaid amounts) shall continue to apply with references to the Mandatory Prepayment Date construed accordingly.

6.5	No Other Amendments. Except as expressly set forth in this Section 6, the Debentures and the other Transaction Documents remain unmodified and in full force and effect.

Section 7. Conditions to Effectiveness

7.1	This Agreement (other than Sections 2, 3, 9 and 11, which are effective on the Signing Date) shall become effective on the date (the “Effective Date”) on which (x) the Agent and the Company shall have received counterparts of this Agreement duly executed by each Holder and (y) each of the following conditions has been satisfied or waived by the Agent:

(i)	the Agent shall have received counterparts of this Agreement duly executed by each Loan Party; and

(ii)	the Company shall have caused PODC to deliver to Vstock duly executed irrevocable instructions of PODC to issue the Fee Shares in accordance with Section 5.1, which shall be provided no later than October 30, 2026;

Section 8. Forbearance Termination Events; Remedies

8.1	Each of the following is a “Forbearance Termination Event”: (a) failure to pay the Initial Payment or the Additional Payment when due; (b) failure to pay any interest, Holder Redemption Amount (including the deferred November 2026 amount due December 15, 2026) or other amount when due under the Debentures, as modified hereby; (c) failure to deliver the Fee Shares as required by Section 5.1; (d) the occurrence of any Event of Default other than an Event of Default of which Agent may have notified the Company prior to the Signing Date; (e) any representation or warranty herein proving to have been untrue in any material respect when made; (f) any breach of any covenant herein which breach is not cured, if possible to cure, within 5 Trading Days after notice of such breach sent by the Agent to the Company; (g) any Loan Party or any Affiliate thereof commencing or joining any action challenging the validity or enforceability of this Agreement, any Transaction Document or any Lien of the Agent, or asserting any claim released hereunder; or (h) the occurrence of a Bankruptcy Event with respect to any Loan Party.

8.2	Upon the occurrence of a Forbearance Termination Event, automatically and without notice or any other action by any Lender Party: (a) the Forbearance Period shall terminate; (b) all Obligations shall be immediately due and payable; and (c) the Lender Parties may exercise any and all rights and remedies under the Transaction Documents and applicable law, including delivering any notices of exclusive control and transfer instructions under the Account Control Agreements, issuing any applicable instructions to VStock as Agent deems available under the Transaction Documents and applying the cash Collateral. The Loan Parties waive any notice, grace period or cure period with respect to the foregoing.

Section 9. Release; Covenant Not to Sue

9.1	Release. In consideration of the Lender Parties’ agreements herein, each Loan Party, on behalf of itself and its predecessors, successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys (collectively, the “Releasors”), hereby forever, fully, unconditionally and irrevocably releases and discharges each Releasee from any and all claims, demands, liabilities, obligations, debts, damages, causes of action (whether at law, in equity or otherwise), defenses, counterclaims and setoffs of any kind, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, fixed or contingent, that any Releasor has or may have against any Releasee arising out of, connected with or related to any act, omission, event or circumstance existing or occurring on or prior to the Signing Date, including with respect to the Transaction Documents, the Obligations, the Transferred Funds, any enforcement or attempted enforcement of the Transaction Documents and the negotiation of this Agreement (collectively, the “Released Claims”).

9.2	Unknown Claims. Each Loan Party expressly waives the benefit of Section 1542 of the California Civil Code (and any similar law of any jurisdiction), which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

9.3	Covenant Not to Sue. Each Loan Party agrees that it shall not, and shall cause each other Releasor not to, commence, institute or prosecute any action or proceeding against any Releasee with respect to any Released Claim. This Section 9 shall survive the termination of this Agreement and the payment in full of the Obligations.

Section 10. Representations and Warranties

10.1	Each Loan Party represents and warrants to the Lender Parties that: (a) it has full power and authority to execute, deliver and perform this Agreement, which has been duly authorized by all necessary corporate or limited liability company action; (b) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law; (c) its execution, delivery and performance of this Agreement do not conflict with its organizational documents, any law or any material agreement binding on it, and require no consent of any Person not obtained, other than: (i) the notice and/or application(s) to the Principal Market for the issuance of the Fee Shares, (ii) the filing of Form D with the Commission, or (iii) the filings contemplated by Section 11 of this Agreement; (d) other than as contemplated by this Agreement, no Event of Default has occurred and is continuing; and (e) it is entering into this Agreement freely and voluntarily, with the advice of counsel of its choosing.

Section 11. Disclosure

11.1	The Company shall disclose the material terms of this Agreement by not later than 5:30 p.m. (New York City time) on the fourth Trading Day following the Signing Date by means of a Current Report on Form 8-K filed with the Commission, which shall include this Agreement as an exhibit, and shall cause PODC to make any disclosure required of it. The Company and the Agent shall consult in preparing such report, and the Agent shall promptly respond to any Company request for comments on such report. From and after such filing, the Company acknowledges that no Lender Party shall be in possession of any material, non-public information received from the Company, PODC or any of their respective Subsidiaries, officers, directors, employees or agents.

Section 12. Miscellaneous

12.1	Reservation of Rights. Except as expressly set forth herein, nothing herein constitutes a waiver of any Event of Default or any right or remedy of the Lender Parties, all of which are expressly reserved. No course of dealing shall arise from this Agreement, and the Lender Parties have no obligation to extend the Forbearance Period or to enter into any further forbearance or amendment.

12.2	Transaction Document. This Agreement is a Transaction Document and an amendment of the Debentures executed in accordance with Section 8(e) thereof.

12.3	Governing Law; Jurisdiction; Jury Waiver. The terms of Section 5.8 (Governing Law) of the Purchase Agreement are incorporated herein by reference, mutatis mutandis. IN ANY ACTION, SUIT OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

12.4	Amendment; Entire Agreement; Severability. This Agreement may be amended only by a written agreement executed by the Company and the Holders of at least 50.1% of the outstanding principal amount of the Debentures (and, with respect to the rights or duties of the Agent, the Agent). This Agreement, together with the other Transaction Documents, constitutes the entire agreement of the parties with respect to its subject matter. If any provision hereof is held invalid, the remainder shall remain in full force and effect.

12.5	Counterparts. This Agreement may be executed in counterparts (including by electronic transmission or DocuSign or similar electronic signature service), each of which shall be an original and all of which together constitute one instrument.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

LIVEONE, INC.

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	Chief Executive Officer
Date:	October 29, 2026

GUARANTORS:

LIVEXLIVE, CORP.		SLACKER, INC.

By:	/s/ Robert S. Ellin	By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin	Name:	Robert S. Ellin
Title:	CEO	Title:	CEO
Date:	October 29, 2026	Date:	October 29, 2026

LIVEXLIVE PODCASTONE, INC.		PODCASTONE, INC.

By:	/s/ Robert S. Ellin	By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin	Name:	Robert S. Ellin
Title:	CEO	Title:	Executive Chairman
Date:	October 29, 2026	Date:	October 29, 2026

COURTSIDE, LLC		PODCASTONE SALES, LLC

By:	/s/ Robert S. Ellin	By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin	Name:	Robert S. Ellin
Title:	Authorized Signatory	Title:	Authorized Signatory
Date:	October 29, 2026	Date:	October 29, 2026

LIVEXLIVE MERCHANDISING, INC.		CUSTOM PERSONALIZATION SOLUTIONS, INC.

By:	/s/ Robert S. Ellin	By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin	Name:	Robert S. Ellin
Title:	CEO	Title:	Authorized Signatory
Date:	October 29, 2026	Date:	October 29, 2026

DAYONE MUSIC PUBLISHING, INC.		DRUMIFY LLC

By:	/s/ Robert S. Ellin	By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin	Name:	Robert S. Ellin
Title:	CEO	Title:	Authorized Signatory
Date:	October 29, 2026	Date:	October 29, 2026

SPLITMIND LLC

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	Authorized Signatory
Date:	October 29, 2026

HOLDERS:

JGB PARTNERS, LP		JGB CAPITAL, LP

By:	/s/ Brett Cohen	By:	/s/ Brett Cohen
Name:	Brett Cohen	Name:	Brett Cohen
Title:	President	Title:	President
Date:	October 29, 2026	Date:	October 29, 2026

JGB CAPITAL OFFSHORE LTD.		JGB ORPINGTON, LLC

By:	/s/ Brett Cohen	By:	/s/ Brett Cohen
Name:	Brett Cohen	Name:	Brett Cohen
Title:	President	Title:	President
Date:	October 29, 2026	Date:	October 29, 2026

CHICAGO ATLANTIC ADAMS, LLC

By:	/s/ Tony Cappell
Name:	Tony Cappell
Title:	Partner
Date:	October 29, 2026

AGENT:

JGB COLLATERAL LLC, as Agent

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President
Date:	October 29, 2026